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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Pancho's Mexican Buffet, Inc. on Form S-8 for the 1998 Restricted Stock Plan for Non-employee Directors of Pancho's Mexican Buffet, Inc. of our report dated November 14, 1997 (December 19, 1997 as to the first and second paragraphs of Note 3), appearing in the Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE, LLP

Fort Worth, Texas

March 18, 1998